Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2005, relating to the consolidated financial statements of SFSB, Inc. in the 2004 Annual Report filed in the (“Form 10-KSB”) for the year ended December 31, 2004.

/s/ Beard Miller Company LLP

Baltimore, Maryland

August 16, 2005